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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 5, 1999


                          OUTSOURCE INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



         FLORIDA                      000-23147                65-0675628
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                      Identification No.)



         1144 EAST NEWPORT CENTER DRIVE, DEERFIELD BEACH, FLORIDA 33442
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               (Address of Principal Executive Offices, Zip Code)



Registrant's telephone number, including area code:  (954) 418-6200
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                                                             Pages 2 of 4 Pages.



ITEM 5.  OTHER EVENTS.

         As of October 5, 1999, the registrant and its syndicate of lenders led by BankBoston, N.A. entered into various agreements that (a) replaced the previously existing securitization facility with a $50.0 million credit facility based on and secured by the registrant's accounts receivable, expiring December 31, 1999, (b) amended the previously existing receivables purchase and sale agreement to reflect the replacement of the securitization facility with the new $50.0 million credit facility, and (c) amended the previously existing $29.9 million revolving credit facility to (i) reduce the maximum availability to $28.4 million, including existing letters of credit of $6.4 million, (ii) modify the expiration date from July 27, 2003 to December 31, 1999, (iii) eliminate certain financial covenants and (iv) add events of default, including a provision enabling the lender syndicate to increase the stated interest rate and/or accelerate the maturity date of the facility if, in their sole discretion, the banks are not satisfied with registrant's business operations or prospects. The new agreements also contain terms that increase the weighted average interest rate payable on the outstanding balances, exclusive of related fees and expenses and not including a higher default rate, from approximately
7.1 percent per annum to approximately 10.8 percent per annum

         The above descriptions of the revolving credit facility, the third amendment to the amended and restated credit agreement and the amended and restated receivables purchase and sale agreement do not purport to be complete and are qualified in their entirety by the full text of such documents which are attached as Exhibits hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

                  None.

(b)      Pro Forma Financial Information.

                  None.

(c)      Exhibits

         10.55 Third Amendment to Third Amended and Restated Credit Agreement among Outsource International, Inc., Capital Staffing Fund, Inc., Outsource Franchising, Inc., Synadyne I, Inc., Synadyne II, Inc., Synadyne III, Inc., Synadyne IV, Inc., Synadyne V, Inc., Employees Insurance Services, Inc., Outsource International of America, Inc., Mass Staff, Inc., Staff All, Inc., Outsource of Nevada, Inc., Employment Consultants, Inc., X-tra Help, Inc., Co-Staff, Inc., Guardian Employer East, LLC, Guardian Employer West, LLC, each of the bank parties to the Credit Agreement and BankBoston, N.A., as Agent for the banks, dated as of October 1, 1999.




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                                                              Page 3 of 4 Pages.




         10.56 Revolving Credit Agreement among Outsource Funding Corporation, the banks from time to time parties thereto, and BankBoston, N.A., as Agent for the banks, dated as of October 1, 1999.

         10.57 Amended and Restated Receivables Purchase and Sale Agreement dated as of October 1, 1999 among Outsource International, Inc., Outsource Franchising, Inc., Capital Staffing Fund, Inc., Synadyne I, Inc., Synadyne II, Inc., Synadyne III, Inc., Synadyne IV, Inc., Synadyne V, Inc. and Outsource International of America, Inc., each as an originator, and Outsource Funding Corporation, as the buyer, and Outsource International, Inc., as the servicer.


ITEM 8.  CHANGE IN FISCAL YEAR

         On October 13, 1999, the registrant's board of directors approved a change in the registrant's fiscal year from the calendar year ending December 31 to the 52 or 53 week period ending on the Sunday closest to March 31. The report covering the transition period (from January 1, 2000 through April 2, 2000) will be filed on Form 10-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                OUTSOURCE INTERNATIONAL, INC.
                                                         (Registrant)



Date: October 19, 1999                          By: /s/ PAUL M. BURRELL
                                                    ---------------------------
                                                    Paul M. Burrell
                                                    President, Chief Executive
                                                    Officer and Chairman of the
                                                    Board of Directors












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                                                              Page 4 of 4 Pages.

                                 EXHIBIT INDEX


                 EXHIBIT
                  NUMBER            EXHIBIT DESCRIPTION

                  10.55 Third Amendment to Third Amended and Restated Credit Agreement among Outsource International, Inc., Capital Staffing Fund, Inc., Outsource Franchising, Inc., Synadyne I, Inc., Synadyne II, Inc., Synadyne III, Inc., Synadyne IV, Inc., Synadyne V, Inc., Employees Insurance Services, Inc., Outsource International of America, Inc., Mass Staff, Inc., Staff All, Inc., Outsource of Nevada, Inc., Employment Consultants, Inc., X-tra Help, Inc., Co-Staff, Inc., Guardian Employer East, LLC, Guardian Employer West, LLC, each of the bank parties to the Credit Agreement and BankBoston, N.A., as Agent for the banks, dated as of October 1, 1999.

                  10.56 Revolving Credit Agreement among Outsource Funding Corporation, the banks from time to time parties thereto, and BankBoston, N.A., as Agent for the banks, dated as of October 1, 1999.

                  10.57 Amended and Restated Receivables Purchase and Sale Agreement dated as of October 1, 1999 among Outsource International, Inc., Outsource Franchising, Inc., Capital Staffing Fund, Inc., Synadyne I, Inc., Synadyne II, Inc., Synadyne III, Inc., Synadyne IV, Inc., Synadyne V, Inc. and Outsource International of America, Inc., each as an originator, and Outsource Funding Corporation, as the buyer, and Outsource International, Inc., as the servicer.